UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2013, Ocwen Financial Corporation and its wholly-owned subsidiary, Ocwen Mortgage Servicing, Inc. (collectively, “Ocwen”) entered into an Agreement (the “Agreement”) with Altisource Solutions S.à r.l. (“Altisource”) to establish additional terms related to the existing servicing arrangements between Altisource and Ocwen in connection with Ocwen’s acquisition of certain mortgage servicing platform assets of Residential Capital, LLC (the “ResCap Business”).

The Agreement provides that during the term of the existing servicing arrangements (which currently have terms expiring on August 31, 2025, subject to certain renewal rights) between Altisource and Ocwen, (i) Altisource will be the exclusive provider, except as prohibited by applicable law, to Ocwen and all of its subsidiaries and affiliates, of certain services related to the ResCap Business; (ii) Ocwen will not establish similar fee-based businesses that would directly or indirectly compete with Altisource services as they relate to the ResCap Business; and (iii) Ocwen and all of its subsidiaries and affiliates will market and promote the utilization of Altisource’s services to their various third party relationships. Additionally, the parties agreed to use commercially reasonable best efforts to ensure that the loans associated with the ResCap Business are boarded onto Altisource’s mortgage servicing platform. The cash consideration paid or payable by Altisource to Ocwen under the Agreement totals $128.75 million, $80.0 million of which was paid on April 12, 2013, with the remaining $48.75 million to be paid in monthly installments for up to five months following the closing. Ocwen will be responsible for all applicable conversion or other restructuring costs incurred by Altisource to provide the services under the Agreement.

On March 29, 2013, Altisource and Ocwen entered into certain amendments to their existing servicing arrangements as required by the Agreement.  These amendments were reported by Ocwen pursuant to a current report on Form 8-K filed on April 4, 2013.

See Ocwen’s definitive proxy statement filed on April 3, 2013 for a description of Ocwen’s relationship with Altisource.

This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) — (c)                                                Not applicable.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Agreement, dated as of April 12, 2013, by and among Altisource Solutions S.à r.l., Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 18, 2013	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

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